UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2015

TRISTAR WELLNESS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29981	91-2027724
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 SW Washington Street, Suite 200

Portland, OR 97205

(Address of principal executive offices) (zip code)

(203) 226-4449

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.      On August 12, 2015, our Board of Directors appointed Mr. Michael Wax, our current interim Chief Executive Officer, our Chief Development Officer and a member of our Board of Directors, to the position of interim Chief Financial Officer (our Principal Accounting Officer). Mr. Wax is not related to any of our current officers or directors by family or marriage. Our Board of Directors will be conducting a search for a permanent Chief Financial Officer and we plan to hire a permanent Chief Financial Officer as soon as possible.

Michael Wax is our interim Chief Executive Officer and our interim Chief Financial Officer. He is also President & CEO of HemCon Medical Technologies, Inc., our wholly-owned subsidiary. Mr. Wax led the buyout of HemCon in May, 2013. As one of our founders he helped design the roll-up strategy of healthcare assets which includes purchasing HemCon while acting as our Chief Development Officer. He began his professional career in New York City at CBS Inc. as a key member of a small team of international strategic planning executives responsible for acquiring, divesting and operating international divisions; while there he participated in numerous multinational transactions across a wide array of businesses in the communications industry. He then joined American Express and continued his trans-Atlantic business development career with specific responsibilities for coordinating administration and operational tasks with acquisitions and divestments. His entrepreneurial career began in the greater Boston area by founding Wax & Company and Avatar Securities Corporation, a boutique investment banking concern focused on mid-cap transactions primarily concentrating on medical technology companies. Mr. Wax was the firm’s listed principle with this SEC registered broker/dealer firm. Michael personally held FINRA security licenses Series 27, Financial & Operations Principal, Series 24, General Security Principal, and Series 7 & 63, General Security Representative. Avatar provided equity and debt capital formation, strategic consulting and mergers and acquisition transaction services as well as valuations and fairness opinions. The firm provided financial services and consulting to public and private medical technology companies. In 1996, Mr. Wax moved from Boston to Bend, Oregon and co-founded DesChutes Medical Products, Inc., where as President and CEO he guided the company from the patent formation stage, through commercial product launch and to complete divestment. During his tenure at DesChutes he successfully initiated an international distribution strategy as well as introducing OTC products to the domestic retail markets. Numerous RX products were developed and harvested. In early 2009 DesChutes was sold to Jarden Corporation (JAH:NYSE). Mr. Wax holds a graduate degree from the University of Chicago. He has been a founding board member and Chairman of Oregon State University, Cascades Campus and sat on the strategic planning board of St. Charles Medical Center in Bend, Oregon for the past three years. He currently lives in Portland, Oregon.

Mr. Wax does not own any shares of common stock but owns warrants to purchase 550,000 shares of our common stock at $1.00 per share. Currently, Mr. Wax is not compensated for his services as a member of our Board of Directors.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriStar Wellness Solutions, Inc. a Nevada corporation

Dated: August 14, 2015	By:	/s/ Michael Wax
	Name:	Michael Wax
	Its:	Interim Chief Executive Officer